UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2008 (February 11, 2008)

FIBERTOWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21091	52-1869023
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

185 Berry Street Suite 4800 San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 659-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On February 11, 2008, FiberTower (the “Company”) entered into letter agreements (the “Retention Agreements”) with Thomas A. Scott, the Company’s Chief Financial Officer, and Ravi Potharlanka, the Company’s Chief Operating Officer, pursuant to which the Company agreed (i) to pay such executive a cash retention bonus of $666,667 on January 1, 2010 and an additional cash retention bonus of $333,333 on January 1, 2011 if he remains employed by FiberTower as the Chief Financial Officer or Chief Operating Officer, respectively, on each such date and (ii) to make a restricted stock grant to such executive prior to February 22, 2008 of 250,000 shares of common stock of the Company, which shall vest as to 166,667 shares on January 1, 2010 and 83,333 shares on January 1, 2011 if he remains employed by the Company as the Chief Financial Officer or Chief Operating Officer, respectively, on each such date.

The Retention Agreements also provide that in the event that (i) a Change of Control, as defined in the agreement, occurs, (ii) the Company terminates the executive’s employment without Cause, as defined in the agreement, or (iii) the executive terminates his employment with Good Reason, as defined in the agreement, any amounts not yet paid pursuant to the agreement shall become immediately due and payable and any unvested shares of restricted stock granted pursuant to the agreement shall become fully vested.

The foregoing description is qualified in its entirety by reference to the full text of the Retention Agreements, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and incorporated in this Item 1.01 by reference.

Item 8.01               Other Events.

Contemporaneously with the execution of the Retention Agreements described in Item 1.01 of this report, the Company also made restricted stock grants under its Stock Incentive Plan to certain of its employees in an aggregate amount of approximately 3.9 million shares. These restricted stock grants will vest as to 25% of the total number of shares granted on December 15, 2008, 2009, 2010 and 2011. Included among the restricted stock grants were grants to the following executive officers in the following amounts:

Executive Officer	Number of Shares Granted
Ravi Potharlanka	250,000
Thomas A. Scott	250,000
Joseph M. Sandri, Jr.	150,000
Ferdi Schell	150,000

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Letter agreement between FiberTower Corporation and Thomas A. Scott dated February 11, 2008.
10.2	Letter agreement between FiberTower Corporation and Ravi Potharlanka dated February 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBERTOWER CORPORATION
Date: February 13, 2008	By:	/s/ Thomas A. Scott
	Name:	Thomas A. Scott
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter agreement between FiberTower Corporation and Thomas A. Scott dated February 11, 2008.
10.2	Letter agreement between FiberTower Corporation and Ravi Potharlanka dated February 11, 2008.